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                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-84987) of Voyager.net, Inc. of our report dated February 10, 2000, except for Note 18, for which the date is March 12, 2000, relating to the consolidated financial statements, which appear in this Form 10-K. We also consent to the use of our report dated February 10, 2000 relating to the financial statement schedule which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Grand Rapids, Michigan
March 27, 2000